UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers

On September 16, 2020, the Board of Directors (the "Board") of The TJX Companies, Inc. (the "Company") elected José B. Alvarez as a member of the Company's Board and of its Executive Compensation Committee and Corporate Governance Committee, effective immediately. Mr. Alvarez previously served on the Board of the Company from 2007 until 2018.

Mr. Alvarez, 57, is a member of the faculty of Harvard Business School, which he joined in 2009. He was the Executive Vice President for Global Business Development for Royal Ahold N.V., a global supermarket retail company in 2008. From 2001 to 2008, he held various executive positions with Stop & Shop/Giant-Landover, Ahold's U.S. subsidiary, including President and Chief Executive Officer of Stop & Shop/Giant-Landover from 2006-2008. He has also been a member of the board of directors of United Rentals, Inc. since 2009.

Mr. Alvarez will receive compensation for his service on the Board in accordance with the Company's non-employee director compensation program (as described in the director compensation section of the Company's proxy statement filed with the Securities and Exchange Commission on April 23, 2020, which description is incorporated herein by reference), including annual retainers and two deferred stock awards under the Company's Stock Incentive Plan (each representing shares of the Company's common stock valued at $85,000) prorated to reflect his election date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: September 18, 2020